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                      STOCK AND WARRANT PURCHASE AGREEMENT

                                 by and between

                         REGENERON PHARMACEUTICALS, INC.

                                       AND

                                   AMGEN INC.




                           DATED AS OF: APRIL 15, 1996

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                                TABLE OF CONTENTS


                                                                          PAGE


ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .  1

    1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.2  Other Defined Terms . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE II    ISSUANCE AND SALE OF SECURITIES. . . . . . . . . . . . . . .  3

    2.1  Issuance and Sale of Securities . . . . . . . . . . . . . . . . .  3

ARTICLE III   CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . .  3

    3.1  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    3.2  Documents to be Delivered . . . . . . . . . . . . . . . . . . . .  3

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . .  4

    4.1  Organization and Standing . . . . . . . . . . . . . . . . . . . .  4
    4.2  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . .  4
    4.3  Issuance of Shares. . . . . . . . . . . . . . . . . . . . . . . .  5
    4.4  Authority for Agreement . . . . . . . . . . . . . . . . . . . . .  5
    4.5  Governmental Consents . . . . . . . . . . . . . . . . . . . . . .  6
    4.6  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    4.7  SEC Filings; Financial Statements . . . . . . . . . . . . . . . .  6
    4.8  No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . .  7
    4.9  Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . .  7
    4.10 Intellectual Property . . . . . . . . . . . . . . . . . . . . . .  7
    4.11 No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

    4.12 Offerings . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    4.13 Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    4.14 Clinical Trials . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . .  8

    5.1  Investment. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    5.2  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    5.3  Accredited Investor . . . . . . . . . . . . . . . . . . . . . . .  9
    5.4  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    5.5  Clinical Trials . . . . . . . . . . . . . . . . . . . . . . . . .  9



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ARTICLE VI    INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . .  9

    6.1  Survival of Representations, Etc. . . . . . . . . . . . . . . . .  9
    6.2  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE VII   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 10

    7.1  Legend. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    7.2  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    7.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    7.4  Choice of Law . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    7.5  Entire Agreement; Amendments and Waivers. . . . . . . . . . . . . 12
    7.6  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    7.7  Invalidity. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    7.8  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    7.9  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    7.10 Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    7.11 Specific Enforcement. . . . . . . . . . . . . . . . . . . . . . . 13
    7.12 Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . 13
    7.13 Section 912 of the New York Business Corporate Law. . . . . . . . 13


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                      STOCK AND WARRANT PURCHASE AGREEMENT

     This Stock and Warrant Purchase Agreement, dated as of April 15, 1996 is by and between AMGEN INC., a Delaware corporation ("BUYER"), and REGENERON PHARMACEUTICALS, INC., a New York corporation (the "COMPANY").

                                    RECITALS

     WHEREAS, Buyer wishes to purchase from the Company, and the Company wishes to sell to Buyer, 3,000,000 shares of the Company's Common Stock (the "SHARES");

     WHEREAS, Buyer wishes to purchase from the Company, and the Company wishes to sell to Buyer, pursuant to the terms and conditions of the Warrant Agreement (the "WARRANT AGREEMENT"), 700,000 Warrants (the "WARRANTS," and together with the Shares, the "SECURITIES"). Each of the Warrants shall be exercisable for one share of Common Stock (individually, a "WARRANT SHARE" and collectively, the "WARRANT SHARES"); and

     WHEREAS, Buyer and the Company desire to provide for the foregoing purchases and sales and to establish various rights and obligations in connection therewith.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings:

          "BDNF" shall mean brain-derived neurotrophic factor.

          "CLASS A COMMON STOCK" shall mean the shares of the Class A Common Stock, par value $.001 per share, of the Company.

          "COLLATERAL AGREEMENTS" shall mean the Warrant Agreement and the Registration Rights Agreement.
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          "COMMON STOCK" shall mean the shares of the Common Stock, par value
$.001 per share, of the Company.

          "COMMISSION" shall mean the Securities and Exchange Commission.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "NT3" shall mean Neurotrophin - 3.

          "PERSON" shall mean any individual, firm, corporation, partnership, limited liability company, trust, unincorporated organization or other entity or a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such Person.

          "PREFERRED STOCK" shall mean the shares of the Preferred Stock, par value $.001 per share, of the Company.

          "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement to be entered into as of the date hereof by and between the Company and Buyer.


          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "WARRANT AGREEMENT" shall mean the Warrant Agreement to be entered into as of the date hereof by and between the Company and Buyer.

     1.2 OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections set forth below:


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         TERM                                    SECTION
         ----                                    -------
         Buyer                                   Preamble
         Closing                                   3.1
         Company SEC Reports                       4.7
         Reserved Plan Shares                      4.2
         Securities                              Recitals
         Securities Purchase Price                 2.1
         Shares                                  Recitals
         Warrant Agreement                       Recitals
         Warrants                                Recitals
         Warrant Share                           Recitals
         Warrant Shares                          Recitals
         1995 Balance Sheet                        4.8


                                   ARTICLE II

                         ISSUANCE AND SALE OF SECURITIES

     2.1 ISSUANCE AND SALE OF SECURITIES. Upon the terms set forth herein, the Company will issue and sell to Buyer, and Buyer will purchase from the Company, the Shares and the Warrants for an aggregate price of $48 Million in immediately available funds (the "SECURITIES PURCHASE PRICE").

                                   ARTICLE III

                                     CLOSING

     3.1 CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 at 5:00 p.m. New York time on the date hereof.

     3.2 DOCUMENTS TO BE DELIVERED. At the Closing, the Company shall deliver to Buyer, against payment in full of the Securities Purchase Price, (i) certificates for the Shares in such denominations as Buyer has requested, dated the date hereof and registered in the names requested by Buyer, (ii) certificates for the Warrants in such denominations as Buyer has requested, dated the date hereof and registered in the names requested by Buyer, (iii) each of the Collateral Agreements, which shall have been duly authorized, executed and delivered by the Company and shall be in full


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force and effect and (iv) an opinion of Paul Lubetkin, General Counsel to the
Company, in form and substance reasonably satisfactory to Buyer, substantially to the effect specified in SECTIONS 4.1 THROUGH 4.5, with such exceptions and qualifications as are customary and reasonable under the law of the applicable jurisdiction. In rendering such opinion, such counsel may rely upon certificates of public officers and, as matters of fact, upon certificates of duly authorized representatives of the Company, PROVIDED, that copies of such certificates shall be contemporaneously delivered to Buyer.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

     The Company hereby represents and warrants to Buyer as of the date hereof as follows:

     4.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and validly existing under the laws of the State of New York and has full corporate power and authority to own and lease its property, to conduct its business as presently conducted and as proposed to be conducted by it and to execute and deliver this Agreement and each of the Collateral Agreements. The Company has full corporate power and authority to perform and to carry out the transactions contemplated by this Agreement and each of the Collateral Agreements. The Company is qualified to do business and in good standing in New York and in each jurisdiction where it does business or owns property except those jurisdictions where the failure to be so qualified and in good standing would not have a material adverse effect on its business or property. The Company has furnished to Buyer true and complete copies of its Restated Certificate of Incorporation and Bylaws, each as amended to date and presently in effect.

     4.2 CAPITALIZATION. As of April 12, 1996, the authorized capital stock of the Company consisted of the following: (a) 60,000,000 shares of Common Stock, of which (i) 16,826,838 shares were issued and outstanding, (ii) 5,203,942 shares were reserved for future issuance upon conversion of the Class A Common Stock, each share of the Class A Stock being convertible into one share of Company Common Stock, and (iii) 3,789,626 shares were reserved for future issuance under the Company's 1990 Amended and Restated Long-Term Incentive Plan (the "RESERVED PLAN SHARES"); and (b) 40,000,000 shares of Class A Common Stock, of which 5,203,942 were issued and outstanding, and (c) 30,000,000 shares of Preferred Stock, none of which were issued and outstanding. No material change in such capitalization has occurred between April 12, 1996 and the date hereof, and there has been no reduction whatsoever in the


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number of shares of any class of the Company's outstanding capital stock. All of the issued and outstanding shares of Common Stock, Class A Stock, and Preferred Stock have been duly authorized, and all of the issued and outstanding shares of the Common Stock and the Class A Common Stock are validly issued and are fully paid and non-assessable. Except as set forth in the Company SEC Reports hereto or as provided in this Agreement, there is not, nor upon the consummation of the transactions contemplated herein, will there be, (i) any subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company, (ii) any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, or (iii) any obligation of the Company (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in the Company SEC Reports or as provided in this Agreement, no Person is entitled to, nor upon the consummation of the transactions contemplated herein will any Person be entitled to, (i) any preemptive or similar right with respect to the issuance of any capital stock of the Company, or (ii) any rights with respect to the registration of any capital stock of the Company under the Securities Act.

     4.3 ISSUANCE OF SHARES. The issuance, sale and delivery of the Securities in accordance with this Agreement, and the issuance and delivery of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company (no consent or approval of the stockholders of the Company being required by law, by the Restated Certificate of Incorporation or Bylaws of the Company, or the qualification criteria of the Nasdaq National Market), and the Securities when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Warrant Shares issuable upon exercise of the Warrants, when issued upon such exercise, will be duly and validly issued, fully paid and non-assessable and not subject to preemptive or any other similar rights of the shareholders of the Company or others and free, at time of issuance, of all restrictions on transfer subject to restrictions on transfer imposed by applicable federal and state securities laws.

     4.4 AUTHORITY FOR AGREEMENT. The execution, delivery and performance by the Company of this Agreement and each of the Collateral Agreements have been duly authorized by all necessary corporate action, and this Agreement and each of the Collateral Agreements have been duly executed and delivered and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy or equitable laws that might affect the enforceability of this Agreement and each of the Collateral Agreements. The execution


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

and delivery by the Company of this Agreement and each of the Collateral

Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities and the Warrant Shares), will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties, assets or outstanding capital stock of the Company, under the Company's Restated Certificate of Incorporation, or Bylaws, or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgement, order, statute, rule or regulation applicable to the Company.

     4.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental or regulatory authority is required on the part of the Company in connection with the execution and delivery of this Agreement and each of the Collateral Agreements, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the offer, issue, sale and delivery of the Securities and the Warrant Shares issuable upon exercise of the Warrants), except such filings as shall have been made or consents or approvals obtained prior to and which shall be effective on and as of the Closing. Based in part on the representations made by Buyer in ARTICLE V of this Agreement, the offer and sale of the Securities to Buyer will be in compliance with applicable federal and state securities laws.

     4.6 LITIGATION. Except as set forth in the Company SEC Reports, there are no material actions, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any United States or foreign jurisdiction, of any kind now pending or, to the best of the Company's knowledge, threatened or proposed involving the Company or any of its properties or assets or which questions the validity or legality of the transactions contemplated hereby, or to the Company's actual knowledge, against its employees or consultants with respect to the Company's business.

     4.7 SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has filed all forms, reports and documents required to be filed with the Commission since April 1, 1993 (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order


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

to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each was complete and correct in all material respects and presented fairly in all material respects presented the financial position of the Company as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     4.8 NO UNDISCLOSED LIABILITIES. The Company does not have any material liabilities (absolute, accrued, contingent or otherwise) except liabilities (a) in the aggregate adequately provided for in the Company's audited balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1995 included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 BALANCE SHEET"), or (b) incurred since December 31, 1995 in the ordinary course of business.

     4.9 ABSENCE OF CHANGES. Since December 31, 1995, there has been no material adverse change in the financial condition, business, or assets of the Company.

     4.10 INTELLECTUAL PROPERTY.

     (a) To the best of the Company's knowledge, it has done nothing to compromise the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data required to conduct its business as now conducted or as proposed to be conducted. The Company will continue to take reasonable security measures in the future, as it presently is doing, to protect the secrecy, confidentiality, and value of all of its trade secrets, know-how, inventions, prototypes, designs, processes, and technical data important to the conduct of its business.

     (b) Except as set forth in the Company SEC Reports, the Company has not granted rights to manufacture, produce, license, market or sell its products to any other Person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, distribute, market or sell its products.


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

     4.11 NO DEFAULTS. The Company is not in default (a) under its Restated Certificate of Incorporation or Bylaws, each as amended or restated to date, or any indenture, mortgage, lease agreement, contract, purchase order or other instrument to which it is a party or by which it or any of its property is bound or affected or (b) with respect to any order, writ, injunction or decree of any court of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which defaults, either singly or in the aggregate, would have a material adverse effect on the Company. At the time of the Closing, to the best knowledge of the Company, there will exist no condition, event or act which constitutes, or which after notice, lapse of time or both would constitute, a material default under any of the foregoing which, either singly or in the aggregate, would have a material adverse effect on the Company.


     4.12 OFFERINGS. Except as contemplated by this Agreement or the Company's 1990 Amended and Restated Long-Term Incentive Plan or as otherwise disclosed by the Company to Buyer, the Company does not have any current plans or intentions to issue any shares of its capital stock or any other securities or any securities convertible or exchangeable into shares of its capital stock or any other securities.

     4.13 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     4.14 CLINICAL TRIALS. The Company is not aware of any non-public information in the possession of its executive officers relating to the completed or ongoing clinical trials of BDNF and/or NT3 that would be likely to materially affect the price of the Common Stock.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Company as of the date hereof as follows:

     5.1 INVESTMENT. Buyer is acquiring the Securities, and the Warrant Shares into which the Warrants may be exercised, for its own account (and not for the account of others) for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling


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

the same; and, except as contemplated by this Agreement, Buyer has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

     5.2 AUTHORITY. Buyer has full power and authority to execute and deliver and to perform this Agreement and each of the Collateral Agreements in accordance with their respective terms. Buyer represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

     5.3 ACCREDITED INVESTOR. Buyer is an Accredited Investor within the definition set forth in Securities Act Rule 501(a).

     5.4 BROKERS. No broker, finder or investment banker (other than CS First Boston, the fees and expenses of whom will be paid by Buyer) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

     5.5 CLINICAL TRIALS. Buyer is not aware of any non-public information in possession of its executive officers relating to the completed or ongoing clinical trials of BDNF and/or NT3 that would be likely to materially affect the price of the Common Stock.

                                   ARTICLE VI

                                 INDEMNIFICATION

     6.1 SURVIVAL OF REPRESENTATIONS, ETC. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Collateral Agreements and the closing of the transactions contemplated hereby and thereby until the third anniversary of the date of this Agreement (or until final resolution of any claim or action arising from the untruth, inaccuracy or breach of any such representation and warranty, if notice of such untruth, inaccuracy or breach was given prior to such third anniversary) without regard to any investigation made by any of the parties hereto. All statements contained in any certificate or other instrument delivered by the Company pursuant to this Agreement and denominated as representations and warranties shall constitute representations and warranties by the Company under this Agreement. All agreements and covenants contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

     6.2 INDEMNIFICATION. The Company shall, with respect to the representations, warranties, covenants and agreements made by the Company herein or in certificates or other instruments delivered in connection therewith, indemnify, defend and hold Buyer harmless against all liability, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements of the Company.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 LEGEND. (a) Each certificate representing Shares sold pursuant to the provisions hereof, if deemed advisable by the Company, shall bear the following legends:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

     (b) Buyer hereby agrees not to offer, sell or otherwise transfer the Shares in violation of the foregoing legend.

     7.2 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of

Buyer, or by Buyer without the prior written consent of the Company, except that Buyer may, without such consent, assign the right to acquire the Securities to a wholly-owned subsidiary or subsidiaries of Buyer, each of which shall become parties to this Agreement and each of the Collateral Agreements; provided, however, that Buyer shall continue to be a party to this Agreement and to be bound by the provisions hereof. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

     7.3 NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be


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

in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission (with receipt confirmed) or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

          If to the Company:

                    Regeneron Pharmaceuticals, Inc.
                    777 Old Saw Mill River Road
                    Tarrytown, New York 10591-6707
                    Attn: Corporate Secretary
                    Telecopy No.: (914) 345-7721

          With a copy to:

                    Skadden, Arps, Slate, Meagher & Flom
                    919 Third Avenue
                    New York, New York  10022
                    Attn: Morris J. Kramer, Esq. and Matthew J. Mallow, Esq. Telecopy No.: (212) 735-2000

          If to Buyer:

                    Amgen Inc.
                    Amgen Center
                    1840 DeHavilland Drive
                    Thousand Oaks, California 91320
                    Attn: The Corporate Secretary
                    Telecopy No.: (805) 499-9315

          With a copy to:

                    Latham & Watkins
                    633 West Fifth Street, Suite 4000
                    Los Angeles, California 90071
                    Attn: Michael W. Sturrock, Esq.

                    Telecopy No.: (213) 891-8763

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.


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

     7.4 CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     7.5 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with the Collateral Agreements, constitutes the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     7.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.7 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     7.8 HEADINGS. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     7.9 EXPENSES. Each of the Company and Buyer will each be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, provided that the Company will pay all stamp or similar taxes which may be payable (i) in connection with the execution and delivery of this Agreement and each of the Collateral Agreements (and any amendments or modifications thereto), and (ii) in respect of the issuance of the Securities (including the issuance of the Warrant Shares upon exercise of the Warrants) to Buyer.

     7.10 PUBLICITY. Except for the initial press relating to the execution and delivery of this Agreement (the form of which has been agreed to by the parties hereto



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

and is attached hereto as Exhibit A), neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby, without prior consultation with the other party.

     7.11 SPECIFIC ENFORCEMENT. The Company and Buyer acknowledge and agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and it would be extremely impracticable and difficult to measure damages. Accordingly, in addition to any other rights and remedies to which the parties may be entitled by law or equity, the parties shall be entitled to an injunction or injunctions to prevent or cure breached of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, and the parties expressly waive (i) the defense that a remedy in damages will be adequate and
(ii) any requirement, in an action for specific performance, for the posting of a bond.

     7.12 FURTHER ASSURANCES. On and after the date hereof, the Company and Buyer will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

     7.13 SECTION 912 OF THE NEW YORK BUSINESS CORPORATION LAW. (a) It is the intent of the parties that neither the approval by the Board of Directors of the Company of the transactions contemplated by this Agreement and the Collateral Agreements nor any other action taken or omitted to be taken by the Board of Directors of the Company in connection with the transactions contemplated by the foregoing agreements shall be deemed to be approval of Buyer becoming an "interested shareholder" by the Board of Directors of the Company under Section 912 of the New York Business Corporation Law.

     (b) Buyer hereby represents and warrants to the Company as of the date hereof that other than the Shares, Warrants and Warrant Shares to be acquired under this Agreement and the Warrant Agreement, Buyer beneficially owns and has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, 788,766 shares of Class A Common Stock and 1,438,766 shares of Common Stock (which includes 788,766 shares of Common Stock issuable if and when the shares of Class A Common Stock are converted into shares of Common Stock).

                           [Signature Page to follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.


                                        AMGEN INC.


                                        By
                                           -----------------------
                                        Name:
                                        Title:


                                        REGENERON PHARMACEUTICALS, INC.


                                        By
                                           -----------------------
                                        Name:
                                        Title:


                                       S-1